Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Achillion Pharmaceuticals, Inc. of our report dated February 22, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Achillion Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

April 26, 2018